UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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STAMPS.COM INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12959 Coral Tree Place
Los Angeles, CA 90066-7020
(310) 482-5800

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Stamps.com Inc. (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Daylight Savings Time on Thursday, June 25, 2009, at the Radisson Hotel Los Angeles Westside, 6161 West Centinela Avenue, Culver City CA 90230-6306.

Your vote at the Annual Meeting is important to us. At the Annual Meeting, you will be asked to (i) elect two directors and (ii) ratify the selection of our auditors for 2009. The accompanying Notice of 2009 Annual Meeting of Stockholders and proxy statement describe the matters to be presented at the Annual Meeting. These proxy solicitation materials will first be mailed on or about May 22, 2009 to stockholders entitled to vote at the Annual Meeting.

Our board of directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and the ratification of our auditors.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely,
/s/ Ken McBride Ken McBride Chief Executive Officer

Los Angeles, California
May 22, 2009

12959 Coral Tree Place
Los Angeles, CA 90066-7020
(310) 482-5800

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 25, 2009

To the Stockholders of Stamps.com Inc.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Stamps.com Inc., a Delaware corporation, will be held on June 25, 2009, beginning at 10:00 a.m. Pacific Daylight Savings Time at the Radisson Hotel Los Angeles Westside, 6161 West Centinela Avenue, Culver City CA 90230-6306, for the following purposes:

1.	To elect two directors to serve for a three-year term ending in the year 2012 or until their successors are duly elected and qualified; and
2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2009.

The foregoing matters are described in more detail in the enclosed proxy statement. Our board of directors has fixed the close of business on May 15, 2009 as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the meeting. Only those stockholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders, for any purpose germane to the meeting, at the Annual Meeting and during ordinary business hours at our executive offices for a period of ten days prior to the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time before the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,
/s/ Seth Weisberg Seth Weisberg Chief Legal Officer and Secretary

Los Angeles, California
May 22, 2009

12959 Coral Tree Place
Los Angeles, CA 90066-7020

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2009

GENERAL INFORMATION

General

The enclosed proxy is solicited on behalf of our the board of directors of Stamps.com Inc. (“Board”), for use at our Annual Meeting of Stockholders to be held on June 25, 2009 and at any and all adjournments or postponements (the “Annual Meeting”). The Annual Meeting will begin at 10:00 a.m. Pacific Daylight Savings Time at the Radisson Hotel Los Angeles Westside, 6161 West Centinela Avenue, Culver City CA 90230-6306. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 22, 2009.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2009

Our proxy statement and annual report on Form 10-K are available on the Internet at http://investor.stamps.com.

Voting

Only holders of record of our voting securities at the close of business on May 15, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 16,279,698 shares of our common stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of common stock held that was issued and outstanding as of the Record Date. A majority of the outstanding shares of our common stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

The nominees for election to our Board who receive the greatest number of votes cast for the election of directors by the shares present at the Annual Meeting, in person or by proxy, will be elected directors. You may not cumulate votes in the election of directors. The adoption of the proposal to ratify the appointment of our independent auditors requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. In the election of the director, an abstention or broker non-vote will have no effect on the outcome.

Proxies

If you properly sign and return the enclosed form of proxy, your shares represented will be voted at the Annual Meeting in accordance with your specified instructions. If you do not specify how your shares are to be voted, your shares will be voted FOR the election of the directors proposed by our Board unless the authority to vote for the election of a director is withheld, and FOR the ratification of our independent accountants. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Secretary at 12959 Coral Tree Place, Los Angeles, CA 90066-7020, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for costs incurred in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for soliciting. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders that are intended to be presented by such stockholders at our 2010 annual meeting of stockholders must be received no later than December 29, 2009 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by our Board for the 2010 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if notice of the proposal was timely received by us under our bylaws, which provides that to be timely, notice of the proposal must be delivered to or mailed and received at our principal executive offices not less than 120 days before the date of the meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our Board currently consists of four members.

The four member Board is currently divided into two Class I directors, one Class II director and one Class III director.

Class I, the class whose term of office expires at the Annual Meeting, currently consists of two directors. The directors elected to this class will serve for a term of three years, beginning on the date of the Annual Meeting and expiring at the 2012 annual meeting of stockholders or until their successors have been duly elected and qualified. The nominees listed below are currently directors.

The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. If the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees who may be designated by our Board to fill the vacancies.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Vote Required

Directors are elected by a plurality of the votes of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the election of directors.

Directors

Our current directors are as follows:

Name	Age	Position
Mohan P. Ananda(1)(2)(3)	63	Director
G. Bradford Jones(1)(2)	54	Director
Kenneth McBride	41	Chief Executive Officer, Director
Lloyd I. Miller(1)(2)(3)	54	Director

(1)	Member of the Audit Committee
(2)	Member of the Nominating Committee
(3)	Member of the Compensation Committee

Nominees for Term Ending at the 2012 Annual Meeting of Stockholders

G. Bradford Jones, has been one of our directors since 1998. Mr. Jones is currently a General Partner at Brentwood Venture Capital, which he joined in 1981, and a General Partner of Redpoint Ventures, a firm he co-founded in 1999. Mr. Jones also currently serves on the board of directors of numerous privately-held companies. Mr. Jones received his B.A. in Chemistry from Harvard University, his M.A. in Physics from Harvard University and his J.D./M.B.A. from Stanford University.

Lloyd I. Miller, has been one of our directors since 2002. Mr. Miller is an independent investor and has served on numerous corporate boards including Vulcan International and American Controlled Industries, among others. Mr. Miller currently serves as a director of American Banknote Corporation, a global supplier of secure documents, services and systems, and Synergy Brands, Inc, a distributor of groceries. He is a member of the Chicago Stock Exchange, and traded actively on the floor of the CBOT from 1978 to 1992. He is a Registered Investment Advisor. Mr. Miller received his B.A. from Brown University.

Continuing Director Whose Term Expires at the 2010 Annual Meeting of Stockholders

Mohan P. Ananda, has been one of our directors since 1998. Mr. Ananda is a founder, and currently serves as the chief executive officer and chairman of the board of, Angels Now, Inc., an investment and management consulting company, and has served there for more than five years. From 1997 to 1998, Mr. Ananda served as our chief executive officer. From 1986 to 1996, Mr. Ananda was a partner of Ananda & Krause, a law firm. Mr. Ananda also serves on the board of directors of several privately-held companies. Mr. Ananda received his B.S. in Mechanical Engineering from Coimbature Institute of Technology in India, his M.S. in Aeronautics from the California Institute of Technology, his Ph.D. in Astrodynamics and Control from University of California, Los Angeles, and his J.D. from the University of West Los Angeles.

Continuing Director Whose Term Expires at the 2011 Annual Meeting of Stockholders

Kenneth McBride, has been one of our directors and has served as our President and Chief Executive Officer since 2001 and also served as our Chief Financial Officer from 2000 to 2004. Previously, Mr. McBride served as our Senior Director of Finance from 1999 to 2000. Before joining us, Mr. McBride was a research analyst for Salomon Smith Barney covering several industries in the high technology area. Mr. McBride has also worked as an engineer and manager in the semiconductor industry. Mr. McBride holds a bachelor’s degree, with honors, and a master’s degree, in Electrical Engineering from Stanford University. Mr. McBride also holds an MBA from the Graduate School of Business at Stanford University.

Recommendation of Our Board

Our Board recommends that the stockholders vote “FOR” the election of the nominees listed above.

BOARD COMMITTEES AND MEETINGS AND CORPORATE GOVERNANCE

Board Committees and Meetings

Our Board held five meetings and acted by unanimous written consent four times during 2008. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during 2008. Our Board members are not required to attend our annual meetings of stockholders and no directors attended our annual meeting in 2008. Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, a Compensation Committee and a Nominating Committee.

Audit Committee.  The Audit Committee currently consists of three directors, Messrs. Ananda, Jones and Miller, and is primarily responsible for approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Mr. Jones serves as the chairman of the Audit Committee. The Audit Committee acts pursuant to a written charter adopted by the Board, which is available on our website at http://investor.stamps.com. All members of the Audit Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. In addition, our Board has determined that Messrs. Jones and Miller are each an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules. Our Audit Committee held five meetings during 2008.

Compensation Committee.  The Compensation Committee currently consists of two directors, Messrs. Ananda and Miller. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our employee stock purchase plan and our stock incentive plan and to make option grants under our stock incentive plan. All members of the Compensation Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. The Compensation Committee acts pursuant to a written charter adopted by the Board, which is available on our website at http://investor.stamps.com. The Compensation Committee held two meetings and acted by unanimous written consent on 13 separate occasions during 2008.

Nominating Committee.  The current members of our Nominating Committee are Messrs. Ananda, Jones and Miller, each of whom qualifies as an independent director under the rules of The NASDAQ Stock Market. The Nominating Committee acts pursuant to a written charter adopted by the Board, which is available on our website at http://investor.stamps.com. The Nominating Committee held one meeting during 2008.

The responsibilities of the Nominating Committee include (i) screening and recommending to the Board qualified candidates for election or appointment to our Board; (ii) recommending the number of members that shall serve on the Board; (iii) evaluating and reviewing the independence of existing and prospective directors; and (iv) reviewing and reporting on additional corporate governance matters as directed by the Board.

Our Nominating Committee periodically reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, our Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by stockholders), are reviewed under the same process. Our Nominating Committee screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, our Nominating Committee may recommend to our Board the election or nomination of a candidate.

We expect that candidates for independent directors will typically be found through recommendations from current directors. Our stockholders may also recommend director candidates by sending the candidate’s name, age, resume, amount of our stock beneficially owned and other information required in solicitations of proxies for the election of directors, to the Nominating Committee under the provisions set forth below for communication with our Board. To be timely, a recommendation must be delivered to or mailed and received not less than one-hundred twenty (120) days prior to our annual meeting at which directors are to be elected. No such suggestions from our stockholders were received in time for the Annual Meeting.

The Nominating Committee has no predefined minimum criteria for selecting director nominees, although it believes that all independent directors should share qualities such as experience, decision-making ability, good judgment and integrity. In any given search, the Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Boards and our perceived needs. However, during any search, the Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of two directors, Messrs. Ananda and Miller. Neither of these individuals was one of our officers or employees during 2008 or had any relationship with us requiring disclosure. None of our current executive officers has ever served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

Contacting the Board

Any stockholder who desires to contact our Board may do so by writing to the following address: Board of Directors, c/o Legal Department, Stamps.com Inc., 12959 Coral Tree Place, Los Angeles, CA 90066-7020. Communications received are distributed to an independent member, as well as other members as appropriate, of our Board depending on the facts and circumstances outlined in the communication received.

Director Independence

The Board has determined that, except for Mr. McBride, each of our directors qualifies as an independent director under the rules of The NASDAQ Stock Market. Mr. McBride is not independent because he serves as our chief executive officer.

DIRECTOR COMPENSATION

Summary of Compensation

The following summarizes our non-employee director compensation. Directors who are also our employees do not receive any additional compensation for Board service.

Cash Compensation.  For 2008, each of our non-employee directors received an annual retainer of $18,000, $1,100 for each Board meeting attended and $700 for each Board committee meeting attended. Additional annual retainers were paid for service on our Audit Committee or Compensation Committee as follows: the chairman of the Audit Committee received an additional $9,000; other members of the Audit Committee received an additional $4,000; the chairman of the Compensation Committee received an additional $5,000; and other members of the Compensation Committee received an additional $2,500. Directors are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

Option Grants.  Under the automatic option grant program in effect under our stock incentive plan, each individual who joins our Board as a non-employee director will receive, at the time of their initial election or appointment, an automatic option grant to purchase 5,000 shares of our common stock so long as that person has not previously been one of our employees. In addition, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election at that particular annual meeting, will be granted an option to purchase 5,000 shares of our common stock. Each grant under our automatic option grant program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a director. All non-employee directors received automatic option grants on May 22, 2008 for 5,000 shares each of our common stock at an exercise price per share of $13.48, the fair market value per share of our common stock on the grant date.

Our Board independently reviewed compensation levels of other company boards in February 2006 and established Board service compensation level at approximately the average level of 18 comparable publicly traded companies with revenue less than $150 million. Our Board has not reviewed its compensation levels since 2006.

Director Compensation Table

The following table contains information with respect to the compensation of our non-employee directors for 2008:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Mohan Ananda	27,400	31,950	59,350
G. Bradford Jones	36,000	31,950	67,950
Lloyd I. Miller	37,400	31,950	69,350

(1)	The amounts in this column represent the amounts reported in our financial statements for 2008, computed in accordance with FAS 123(R). These amounts include amounts from awards granted in 2008. The assumptions for these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for 2008, except that these amounts assume no forfeitures. For each director, the grant date fair value computed in accordance with FAS 123(R) of the option awards granted in 2008 was $31,950.
(2)	As of December 31, 2008, Mohan Ananda and G. Bradford Jones each held options to purchase 26,250 shares of our common stock and Lloyd I. Miller held options to purchase 25,000 shares of our common stock.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

General

Our Board has appointed the firm of Ernst & Young LLP, our independent auditors during 2008, to serve in the same capacity for 2009, and is asking you to ratify this appointment. Stockholder ratification of the appointment is not required by our bylaws or by any other applicable legal requirement. However, our Board is submitting the appointment of Ernst & Young LLP to you for ratification as a matter of good corporate practice.

If you fail to ratify the appointment, the Audit Committee and our Board will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our Audit Committee believes that such a change would be in our best interests.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the current year.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent auditors for 2009 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of Our Board

Our Board recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2009.

INDEPENDENT AUDITORS’ FEES AND SERVICES

Fees Billed by Ernst & Young LLP During 2008

During 2008, Ernst & Young LLP provided various audit, audit related and non-audit services to us as follows:

Audit Fees.  Aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, and review of financial statements included in our quarterly reports on Form 10-Q, totaled approximately $362,000 and $345,000 during 2008 and 2007, respectively. In 2008, audit fees included $141,000 in fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal controls over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit-Related Fees

We were not billed any fees for audit-related services in 2008 or 2007.

Tax Fees

Fees billed to us by Ernst & Young LLP for tax services rendered to us during 2008 and 2007 totaled approximately $17,840 and $17,500, respectively. These tax services relate to the analysis of our net operating loss carryforwards pursuant to Section 382 of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations.

All Other Fees

We had no other fees billed to us by Ernst & Young LLP for other non-audit and non-tax professional services during 2008 or 2007.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided to us by Ernst & Young LLP. Pre-approval is generally provided at a meeting of the Audit Committee and covers a specified period of time. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young LLP in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve other particular services on a case-by-case basis. All services provided to us by Ernst & Young LLP during 2008 were pre-approved by the Audit Committee in accordance with this policy.

Determination of Independence

Our Audit Committee and our Board have determined that the fees received by Ernst & Young LLP for the non-audit related professional services listed above are compatible with maintaining Ernst & Young LLP’s independence and such fees were approved by the Audit Committee.

MANAGEMENT

The following table sets forth certain information regarding our executive officers as of April 15, 2009:

Name	Age	Position
Kenneth McBride	41	Chief Executive Officer, Director
Kyle Huebner	38	Chief Financial Officer
James Bortnak	40	Chief Marketing Officer
John Clem	37	Vice President, Product Strategy and Operations
Michael Biswas	32	Vice President, Development

Mr. McBride’s biography is set forth above under the heading “Proposal One: Election of Directors — Continuing Director Whose Term Expires at the 2011 Annual Meeting of Stockholders”.

Kyle Huebner has been our Chief Financial Officer since 2004. Mr. Huebner was our Vice President of Marketing from 2001 to 2004, our Vice President of Corporate Strategy from 2000 to 2001, and our Senior Director of Corporate Strategy from 1999 to 2000. Prior to joining us, from 1997 to 1999, Mr. Huebner was a management consultant at Bain & Company. From 1992 to 1995, Mr. Huebner served as a Research Analyst for J.P. Morgan, Inc. Prior to 1992, Mr. Huebner held various management positions with Melville Corporation. Mr. Huebner received his B.A. in Mathematics from Dartmouth College and his M.B.A. from Harvard University.

James Bortnak was named Vice President, Sales & Marketing, in 2004 and since February 2008 has been our Chief Marketing Officer. Previously, Mr. Bortnak served as Vice President, Business Development from 2002 to 2004, and as a senior member of the Business Development group since joining us in 1999. Prior to joining us, Mr. Bortnak practiced business law, focusing in the area of technology and start-up companies. Mr. Bortnak holds an LLB from the University of British Columbia, and has been a member of the California Bar since 1997.

John Clem has been Vice President of Product Strategy and Operations since 2006 (the title for his same job was formerly Vice President of Product and Service Operations). Mr. Clem was our Director of Strategy from 2005 to 2006. Mr. Clem was also our Director of Marketing from 2004 to 2005 and our Director of Corporate Strategy from 2003 to 2004. Prior to joining us, Mr. Clem was a management consultant at Booz Allen & Hamilton from 2000 to 2003. Mr. Clem received his B.S. in Mechanical Engineering from California State Polytechnic University at Pomona and his M.B.A. from the Ross School of Business at The University of Michigan.

Michael Biswas has been our Vice President of Development since February 2007. Mr. Biswas has also been our Vice President of Information Technology from 2005 to 2007, Vice President of Operations during part of 2005 and our Director of Customer Support from 2003 to 2005. Prior to joining us, from 1996 to 1999, Mr. Biswas served as Operations Manager for TeleTech Telecommunications, as Director of Operations for Allbusiness.com from 1999 to 2001, and as Director of Operations for Provicent Corp. from 2001 to 2003.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides qualitative information and context for the information presented in the Summary Compensation Table and other tables and narratives that follow. The goals of our executive management compensation program are to attract executives who have the skills and experience necessary to achieve our corporate goals, to align management’s interests with those of long-term stockholders, and to attract and retain executive management talent by providing overall compensation that is comparable to what is available through other employment opportunities for those individuals.

Overall Methodology of Setting Compensation

The Compensation Committee sets all compensation for and awards to our chief executive and all executive management, which typically includes our chief financial officer, our chief legal officer, our chief marketing officer, our vice president of development, our vice president of product strategy & operations and our vice president of postal affairs. The Compensation Committee reviews the performance and compensation of our chief executive officer and, following discussions with our chief executive officer, establishes his compensation level. For the remaining executive management, our chief executive officer makes recommendations to the Compensation Committee, and the Compensation Committee may or may not make adjustments to the recommendations of our chief executive officer before setting the final executive officer compensation. With respect to equity compensation, the Compensation Committee grants stock options to executive management from time to time, generally based upon the recommendation of our chief executive officer.

The majority of our compensation decisions are generally made early each year, where the Compensation Committee determines the final incentive compensation for the prior year, and establishes the base salaries and incentive compensation model for the coming year. Thus, on April 2, 2009, the Compensation Committee approved the incentive compensation for 2008, and established the base salaries and incentive compensation model for 2009 (collectively, the “2009 Compensation Decisions”).

In doing so, the Compensation Committee utilized reports and data from Equilar, Inc. (“Equilar”), a company that provides standardized data based on U.S. proxy data from all publicly traded companies. For each member of executive management a benchmark group was created of individuals with similar titles and responsibilities at companies (i) with $50 to $150 million in revenue; (ii) having market capitalization of $100 million or more; (iii) located in higher cost-of living states (including CA, CT, DE, FL, GA, IL, MD, MA, MN, NH, NY, PA, VA and WA); and (iv) in industries that include Internet Commerce & Content, Internet Infrastructure, Internet Service, or Software. For executive managers other than the chief executive officer and chief financial officer, the industry groups were broadened to include all technology companies or broader industry groups if the narrower industry groups did not result in enough data for a meaningful analysis. Individuals at other companies who were founders, who were interim, who had resigned, or that had received no cash bonus during the last year (e.g., those that received stock in lieu of cash) as of the date of their companies’ proxy statements were excluded from the analysis. Only proxies filed after January 1, 2008 or later were included, and compensation was time-adjusted using industry average compensation increases or budgeted increase from company surveys available from Culpepper and Associates (for example, the Compensation Committee assumed a 1.7% average increase for time adjusting 2008 compensation numbers). The criteria for inclusion of a company in our benchmark groups were the same for our 2009 Compensation Decisions as for the compensation decisions that were made in 2008, although the actual companies involved changed based on the results of those individual companies. A list of companies included in the peer groups for each of our named executive officers in connection with the 2009 Compensation Decisions is included in Annex A.

In determining base salaries, we previously also used data from Culpepper & Associates (“Culpepper”), a nationally recognized firm that conducts worldwide salary surveys and provides benchmark data for compensation and employee benefit programs. The Culpepper database included compensation data for approximately 1800 IT services, software, hardware and life sciences companies, including over 950 U.S. public companies. For 2008 base salaries, we utilized a weighted average of three groupings within the Culpepper database: (a) all companies of similar size based on revenue (50% weighting); (b) all companies located in Southern California or in areas with similar cost-of-living levels if the number of companies in Southern California is not a sufficiently large enough sample (25% weighting); and (c) all companies that are traded publicly in U.S. public markets (25% weighting). Culpepper did not provide us with the names of the companies that were part of the Culpepper benchmark.

Each Element of Compensation, Why We Pay it, and How We Determine Amounts

We currently compensate our executive management through three main elements: base salary, incentive pay, and equity participation. Certain members of our executive management also have post-termination compensation arrangements.

•	Base Salary. We pay a base salary to each of our senior managers in order to allow them to cover their living expenses and in order to correspond with the standard practice of other employers. We generally establish base salaries for each individual on an annual basis based on (i) the responsibilities of the position, (ii) the individual’s salary history, performance and perceived ability to influence our financial performance in the short and long-term, (iii) the compensation of our other employees, and (iv) an evaluation of salaries for similar positions in our benchmark group and other competitive factors. We generally seek to set individual base salaries within a reasonable range near the median level (50th percentile) versus comparable individuals at our benchmark group, taking into account factors such as individual performance and seniority.

For 2008, each executive’s base salary ended up between the 20th and 63rd percentile versus the Equilar benchmarks, and ended up between the 39th and 69th percentile versus the Culpepper benchmarks. In particular, our chief executive officer and our chief financial officer received base salaries for 2008 that were at approximately the 52nd percentile and 59th percentile, respectively, versus the Equilar benchmarks, and at approximately the 41st and 39th percentile, respectively, versus the Culpepper benchmarks. In addition, our chief marketing officer, vice president of development, and vice president product strategy & operations had their salaries set at the 50th, 31st, and 20th percentiles, respectively, versus the Equilar benchmarks

For information concerning the value of the salaries of each of our named executive officers during 2008, see “Summary Compensation Table.”

For 2009, Mr. McBride proposed to the Compensation Committee that, given the current global economic environment, we should adopt a company-wide salary freeze, including all executive management. The Compensation Committee approved the recommendation, and no members of our executive management received a base salary increase for 2009.

•	Non-Equity Incentive Plan Compensation. We pay non-equity incentive plan compensation to our executive managers in order to provide incentives for them to drive the business toward annual goals that are set by the Compensation Committee. Our incentive-based compensation is based on a group bonus pool. The total bonus pool begins with a base pool amount, which is then adjusted based on a formula using our actual performance relative to certain financial targets for the year. (The Compensation Committee also retains the right to adjust the pool for other factors.) Once the final group bonus pool is set after year end, the Compensation Committee allocates it to individual executive management based on (i) individual performance and contributions during the year and (ii) individual total compensation relative to the compensation benchmarks. No individual executive manager has an individual bonus guarantee, and in order to earn and receive a bonus, an executive manager must be employed on the date of the Compensation Committee meeting where the final bonus plan outcome is determined.

On March 5, 2008, the Compensation Committee approved a non-equity incentive plan for 2008 (the “2008 Plan”) under which seven members of our executive management, including our named executive officers, were eligible for cash bonus awards to be paid in 2009. The 2008 Plan set a base level aggregate bonus pool (the “2008 Base Pool”) and provided that the actual bonus pool for 2008 could range from zero to twice the 2008 Base Pool based on our performance in 2008 relative to targets for revenue, gross customer acquisition outside of our enhanced promotion channel, and pro-forma EBITDA (earnings before interest taxes and depreciation excluding 123(R) expense and litigation charges). The Compensation Committee set the amount of the Base Pool at $720,000, so that, if executive management performed at a reasonable level, as a group they would receive a total cash compensation for 2009 at approximately the median level (50th percentile) versus the Equilar benchmarks. Under the 2008 Plan and based on the final 2008 financial results, the bonus pool was expected to be $558,000, which would have been a decrease of 22.5% from the 2008 Base Pool.

For information concerning the value of the incentive compensation of each of our named executive officers with respect to 2008, see “Summary Compensation Table.”

On April 2, 2009 the Compensation Committee decided that the full 22.5% decrease in the 2008 Base Pool was not appropriate in light of the unexpected and unpredictable negative circumstances that we had faced as a result of the severe economic downturn in the second half of 2008. The Compensation Committee felt that the executive management team had done a good job of coping with these unexpected circumstances, and thus decided to set the final 2008 Plan bonus pool at 89% of the 2008 Base Pool. At this level, each member of our executive management would receive a smaller bonus than he received for the prior year, and the executive management as a group would receive total cash compensation for 2008 at approximately the 48th percentile versus the Equilar benchmarks. Compared to individual Equilar benchmarks, our chief executive officer, our chief financial officer, our chief marketing officer, our vice president development, and our vice president of product strategy and operations ended up with total 2008 compensation at the 50th, 45th, 48th, 41st and 49th percentiles, respectively.

For information concerning the cash bonus of each of our named executive officers for 2008, see “Summary Compensation Table.”

On April 2, 2009, the Compensation Committee approved a non-equity incentive plan for 2009 (the “2009 Plan”) under which seven members of our executive management, including our named executive officers, are eligible for cash bonus awards to be paid in 2010. The 2009 Plan sets a base level aggregate bonus pool of $725,000 (the “2009 Base Pool”) and provides that the actual bonus pool for 2009 could range from zero to twice the 2009 Base Pool based on our performance in 2009 relative to targets for revenue, gross customer acquisition outside of our enhanced promotion channel, and pro-forma EBITDA (earnings before interest taxes and depreciation excluding 123(R) expense, litigation charges and other non-recurring adjustments).

At the time of the Compensation Committee meeting, the latest publicly available guidance issued by us was issued on April 23, 2009 when we stated that we expected 2009 revenue to be in a range of $80 to $90 million. To illustrate the likely outcome of the 2009 Plan, the following table shows the potential aggregate pool resulting from the formula under the 2009 Plan if we achieve an outcome at the top end, midpoint, and bottom end of our guidance range, as well as reasonable comparable numbers for customer acquisition and pro-forma EBITDA, and then also comparing the resulting executive team total compensation to the total of the Equilar benchmarks:

Company Performance vs. Public Guidance(1)	Total Resulting Bonus Pool(1)	Total Executive Team Compensation(2)	Total Team Compensation vs. Equilar Benchmarks(3)
Bottom End of Guidance Range	$638,000	$2,421,500	46th percentile
Midpoint of Guidance Range	$717,750	$2,501,250	52nd percentile
Top End of Guidance Range	$797,500	$2,581,000	57th percentile

(1)	The Compensation Committee retains the right to change the actual bonus pool in its discretion.
(2)	Total executive team compensation is projected total base salary plus total incentive-based compensation for all current executive managers as a group.
(3)	Total executive team compensation vs. Equilar benchmarks is the ranking of total executive team compensation versus the total of all Equilar benchmarks for all members of executive management that are included under the 2009 Bonus Plan.

This table is merely to illustrate potential outcomes, and does not represent any statement that the guidance given in February 2009 continues to be valid. Our actual results will vary from our prior guidance, and those differences may be material.

•	Equity Incentives. We generally grant equity participation to each of our executive managers in order to provide incentives for them to guide the business toward our long-term goal of increasing stockholder value. Historically, the primary form of equity participation that we have awarded our executive management consisted of incentive stock options (ISOs) and non-qualified stock options. We selected this form of equity participation because of the favorable accounting and tax treatments (particularly in past years), and the near universal expectation by executive management employed in software and technology that they would receive stock options. When we grant stock options, our practice is for our chief executive officer to meet with the Compensation Committee to discuss appropriate levels of stock option grants for each executive manager. Timing of stock option grants typically relates to (i) new employee hires, (ii) promotions of existing employees, (iii) year end performance reviews of employees, or (iv) company-wide option grants as deemed appropriate by the Compensation Committee.

We currently do not have specific equity ownership goals relative to benchmarks for our named executive officers. In determining the number of options to be granted to executive officers, the Compensation Committee generally takes into account such factors as the individual’s position and scope of responsibility; the vesting period (and thus, retention value) remaining on the executive’s existing options, the executive’s ability to affect profitability and stockholder value; the individual’s historic and recent job performance; equity compensation for similar positions at comparable companies, and the value of stock options in relation to other elements of total compensation.

The Compensation Committee did not grant any equity incentives to any member of executive management during 2008.

•	Post-Termination Compensation Arrangements. We provide post-termination compensation arrangements to certain members of our executive management as we believe that it is important to give them some limited protection in the event they are terminated without cause or terminated following a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of stockholders. The cash components of all of our executive management post-termination compensation arrangements, if any, range from three to six months of base salary, and typically also include continuing health benefits during the same period. For example, our chief executive officer and our chief financial officer each receives six months of base salary following his termination without cause or termination following a change in control. In addition, all unvested options under our stock option plans vest on a termination following a change of control.

For information concerning the post termination compensation of our named executive officers, see “Potential Payments Upon Termination or Change-In-Control.”

Other Benefits

As reflected in the Summary Compensation Table, we generally do not provide special perquisites to our executive management. Executive management participates in our standard benefit plans on the same terms as other employees. These plans include medical and dental insurance, 401(k), life insurance, charitable gift matching (limited to 50% matching of up to $200 per employee per year) and our employee stock purchase plan. Relocation benefits for executive officers may also be reimbursed but are individually negotiated when they occur.

Tax and Accounting Considerations

We record cash compensation as an expense at the time the obligation is accrued. Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 per year to named executive officers is not tax deductible to us unless certain requirements are met. The deductibility of compensation to the named executive officers in 2008 was not affected by the limitations of Section 162(m), and we expect the same for 2009. However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that, in the future, we may enter into compensation arrangements for which payments are not deductible under Section 162(m).

We account for equity compensation paid to our executives and employees under the rules of SFAS No. 123R, which requires us to estimate and record a non-cash expense over the term of the equity compensation award. Any gain recognized by employees from nonqualified stock options is tax-deductible for us. However, gain recognized by an employee with respect to an incentive stock option will not be deductible unless there is a “disqualifying disposition” of the shares by the employee. A disqualifying disposition occurs when an employee sells or disposes of incentive stock option shares within two years after the grant date or within one year after the exercise date. The employee is taxed on the gain at ordinary income tax rates. In addition, if in the future we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this proxy statement. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this proxy statement, or that we may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. We are not undertaking any obligation to update any forward-looking statements. Accordingly, you should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Please refer to the risk factors under “Item 1A. Risk Factors” of our 2008 Annual Report on Form 10-K as well as those described elsewhere in our public filings. The risks included are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

COMPENSATION COMMITTEE REPORT

The information contained in this section shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our chief executive officer. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Submitted by the Compensation Committee:

Mohan P. Ananda
Lloyd I. Miller, III

SUMMARY COMPENSATION TABLE

The following summary compensation table indicates the total compensation earned during 2008, 2007 and 2006, respectively, by our chief executive officer, chief financial officer and each of our other three highest compensated executive officers whose total compensation exceeded $100,000 during 2008. The listed individuals are referred to in this proxy statement as the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(3)	Total
Ken McBride Chief Executive Officer	2008	$385,000	$24,088	$429,013	$163,913	$4,600	$1,006,613
	2007	$365,667	$30,099	$250,258	$163,901	$4,400	$814,325
	2006	$341,667	$0	$44,153	$200,000	$4,400	$590,220
Kyle Huebner Chief Financial Officer	2008	$257,917	$11,275	$159,191	$76,725	$4,600	$509,708
	2007	$246,250	$14,119	$72,190	$76,881	$4,400	$413,840
	2006	$238,333	$0	$4,089	$95,000	$4,400	$341,822
James Bortnak Chief Marketing Officer	2008	$238,333	$11,788	$247,508	$80,213	$4,600	$582,441
	2007	$228,333	$14,895	$144,379	$81,105	$4,400	$473,112
	2006	$217,833	$0	$75,643	$100,000	$4,237	$397,713
John Clem Vice President, Product Strategy & Operations	2008	$201,667	$9,097	$312,313	$61,903	$3,924	$588,904
	2007	$173,599	$11,171	$257,376	$60,829	$3,907	$506,882
	2006	$162,193	$0	$148,808	$60,000	$3,244	$374,245
Michael Biswas Vice President, Development	2008	$211,577	$8,841	$254,142	$60,159	$4,600	$539,319
	2007	$192,836	$10,861	$197,504	$59,139	$4,400	$464,740
	2006	$158,851	$0	$335,968	$73,000	$3,177	$570,996

(1)	In 2006, 100% of total cash bonus paid to all executive management was covered under our non-equity incentive plan. In 2007, approximately 84% of total cash bonuses paid to all executive management was covered under our non-equity incentive plan and the remainders were discretionary bonuses. In 2008, approximately 87% of total cash bonuses paid to all executive management was covered under our non-equity incentive plan and the remainders were discretionary bonuses.
(2)	The amounts in this column represent the amounts reported in our financial statements for 2008, 2007 and 2006 computed in accordance with FAS 123(R). These amounts include amounts from awards granted in 2008 and prior years. The assumptions for these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for 2008, except that these amounts assume no forfeitures.
(3)	Includes contributions to our 401(k) plan that we made on behalf of the named executive officer to match a portion of his elective deferred contributions to such plan.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information with respect to grants of plan-based awards made during fiscal year 2008 to the named executive officers. The options have an exercise price equal to the closing price of our common stock on The NASDAQ Stock Market on the grant date, have a ten-year life, and vest in equal installments over four years beginning one month after grant date, subject to acceleration in certain circumstances.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Ken McBride	3/5/2008	$148,145	$195,764	$423,273	—	—	—
Kyle Huebner	3/5/2008	$69,491	$91,827	$198,545	—	—	—
James Bortnak	3/5/2008	$73,309	$96,873	$209,455	—	—	—
John Clem	3/5/2008	$54,982	$72,655	$157,091	—	—	—
Michael Biswas	3/5/2008	$53,455	$70,636	$152,727	—	—	—

(1)	On March 5, 2008, the Compensation Committee approved a non-equity incentive plan for 2008 (the “2008 Plan”) under which seven members of our executive management, including our named executive officers, were eligible for cash bonus awards to be paid in 2009. The 2008 Plan set a base level aggregate bonus pool (the “2008 Base Pool”) and provided that the actual bonus pool for 2008 could range from zero to twice the 2008 Base Pool based on our performance in 2008 relative to targets for revenue, gross customer acquisition outside of our enhanced promotion channel, and pro-forma EBITDA (earnings before interest taxes and depreciation excluding 123(R) expense and litigation charges). The compensation committee set the amount of the Base Pool at $720,000, so that, if executive management performed at a reasonable level, as a group they would receive a total cash compensation for 2009 at approximately the median level (50th percentile) versus the Equilar benchmarks. Depending on our actual 2008 performance in these areas, the final bonus pool could have ranged from a reduction of 100%, to an increase of 100%, applied to the 2008 Base Pool.
(2)	The amounts in this column assume (i) the aggregate bonus pool equal to 70% of the 2008 Base Pool which would result from an actual fiscal 2008 outcome of $75 million in total revenue as well as reasonable comparable numbers for customer acquisition and pro-forma EBITDA and (ii) that each executive received the same percentage share of the bonus pool which he received under the fiscal 2007 bonus plan. However, no individual executive is guaranteed any minimum amount, so the amount could in fact be zero.
(3)	The amounts in this column assume (i) the aggregate bonus pool equal to 92% of the 2008 Base Pool which would result from an actual fiscal 2008 outcome of $85 million in total revenue as well as reasonable comparable numbers for customer acquisition and pro-forma EBITDA and (ii) that each executive received the same percentage share of the bonus pool which he received under the fiscal 2007 bonus plan. However, no individual executive is guaranteed any minimum amount, so the amount could in fact be zero.
(4)	The amounts in this column assume the maximum possible bonus pool of 200% of the 2008 Base Pool and that each executive received the percentage share of the bonus pool which he received under the fiscal 2007 bonus plan. However, in the unlikely event that no other executive received any bonus, and the compensation committee did not adjust the bonus pool as a result, any individual executive could in theory receive the total amount of the bonus pool.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options by the named executive officers at December 31, 2008:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kenneth McBride	6,000	—		23.38	4/26/2010
	198,157	—		7.08	5/02/2012
	26,667	—		9.82	10/27/2013
	75,000	—		17.50	11/3/2014
	88,381	135,284	(1)	13.76	5/21/2017
	14,534	21,801	(1)	13.76	5/21/2017
Kyle Huebner	7,499	—		4.26	10/20/2010
	91,265	—		7.08	5/2/2012
	9,446	—		9.82	10/27/2003
	38,762	—		17.50	11/3/2014
	15,153	23,512	(1)	13.76	5/21/2017
	14,534	21,801	(1)	13.76	5/21/2017
	6,249	18,751	(2)	12.52	12/3/2017
James Bortnak	7,501	—		62.00	10/11/2009
	8,750	—		23.38	4/26/2010
	9168	—		9.82	10/27/2013
	2,888	—		17.5	11/3/2014
	44,840	68,825	(1)	13.76	5/21/2017
	14,534	21,801	(1)	13.76	5/21/2017
John Clem	22,499	7,501	(3)	23.50	12/1/2005
	18,333	1,667	(4)	32.52	3/1/2006
	29,687	30,779	(1)	13.76	5/21/2007
	—	14,534	(1)	13.76	5/21/2007
Michael Biswas	2,000	—		6.7	5/1/2013
	2,000	—		11.68	3/1/2014
	122	—		17.5	11/3/2014
	15,878	—		17.5	11/3/2014
	13,655	—		20.57	11/1/2015
	16,345	—		20.57	11/1/2015
	38,553	38,617	(1)	13.76	5/21/2017
	1,029	21,801	(1)	13.76	5/21/2017

(1)	These unvested options fully vest on May 31, 2011.
(2)	These unvested options fully vest on December 31, 2011.
(3)	These unvested options fully vest on December 31, 2009.
(4)	These unvested options fully vest on March 31, 2009.

OPTION EXERCISES AND STOCK VESTED

There were no option exercises in 2008 by our named executive officers. None of our named executive officers hold restricted shares of our stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Messrs. McBride, Huebner and Bortnak have entered into separation agreements with us such that in the event of (i) an involuntary termination without cause or (ii) a resignation or termination following a change of control, these officers shall receive six months’ salary and benefits. The change of control payment will occur upon (y) any involuntary termination of employment following the change of control or (z) resignation within two to nine months following the change of control by these named executive officers. Except in the event of a change of control, no amounts would be due to any of our named executive officers in the event of a resignation or termination with cause. The information below reflects the estimated value of the compensation to be paid by us to each of these officers in the event of an involuntary termination without cause or a termination or resignation following a change in control. The amounts shown below assume that the involuntary termination without cause or change in control was effective as of December 31, 2008. The actual amounts that would be paid can only be determined at the time of the actual triggering event.

Name	Payment Upon Termination Without Cause or Change in Control Benefit(1)
Ken McBride	$201,854
Kyle Huebner	$137,854
James Bortnak	$127,854

(1)	Assumes a monthly value of $1,309 for continued benefits.

In addition, our stock option plans provide that any optionee, including our named executive officers, whose service is “involuntarily terminated” within 18 months following a “change in control”, any unvested options which were assumed by the successor corporation will become fully exercisable. A “change in control” is defined as a merger or consolidation in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to the transaction, or the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution. “Involuntary termination” is as the optionee’s involuntary dismissal or discharge by us for reasons other than misconduct, or the optionee’s voluntary resignation following: (i) a change in his or her position with us which materially reduces his or her responsibilities; (ii) a reduction in his or her level of compensation by more than 15%; or (iii) a relocation of the optionee’s place of employment by more than 50 miles, and this change, reduction or relocation is effected by us without the optionee’s consent.

Assuming a change of control was triggered as of December 31, 2008, no amounts would be due pursuant to our stock option plan provision because all unvested options held by our named executive officers contained exercise prices above our closing stock price of $9.83 on December 31, 2008.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 15, 2009, by (a) all persons who are beneficial owners of 5% or more of our common stock, (ii) each director and nominee for director, (iii) our executive officers and (iv) all current directors and executive officers as a group. We have relied upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, Stamps.com Inc., 12959 Coral Tree Place, Los Angeles, CA 90066-7020. The percentage of ownership is based on 16,302,181 shares of our common stock issued and outstanding on April 15, 2009. Shares of our common stock subject to stock options that are currently exercisable or will become exercisable within 60 days after April 15, 2009 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentages of Shares Beneficially Owned
Kenneth McBride(1)	513,240	3.2%
Kyle Huebner(2)	255,924	1.6%
Michael Biswas(3)	114,799	*
James Bortnak(4)	135,637	*
John Clem(5)	87,889	*
JP Leon(6)	58,441	*
Seth Weisberg(7)	193,286	1.2%
Mohan P. Ananda(8)	684,875	3.4%
G. Bradford Jones(9)	130,822	*
Lloyd I. Miller(10)	1,486,776	9.1%
Other 5% Stockholders:
Kevin Douglas Douglas Telecommunications 125 E. Sir Francis Dr. Blvd., #400 Larkspur, CA 94939(11)	1,708,450	10.5%
Renaissance Technologies LLC 800 Third Avenue New York, New York 10022(12)	1,274,000	7.8%
All directors and executive offers as a group (10 people)	3,661,689	22.5%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)	Includes 435,824 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days of April 15, 2009.
(2)	Includes 193,845 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days of April 15, 2009.
(3)	Includes 99,999 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days of April 15, 2009.
(4)	Includes 103,309 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days of April 15, 2009.
(5)	Includes 83,748 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days of April 15, 2009.

(6)	Includes 52,500 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days of April 15, 2009.
(7)	Includes 139,606 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days of April 15, 2009.
(8)	Includes 480,048 shares held directly by Mohan Ananda; 26,250 shares subject to options; 750 shares held by Mr. Ananda’s spouse and son, 20,000 shares held by the Ananda Foundation and 157,827 shares held in trust for the benefit of Mr. Ananda’s family.
(9)	Includes 26,250 shares subject to options.
(10)	Includes 350,403 shares held directly by Lloyd I. Miller; 25,000 shares subject to options directly held by Lloyd I. Miller; 259,344 shares held by Trust A-4; 121,439 shares held by Trust C; 55,000 of such shares are held by Milfam I, L.P.; 456,630 of such shares are held by Milfam II, L.P.; 1,000 of such shares are held by Alexandra UGMA; 500 shares are held by Kimberley S. Miller; 1,000 of such shares are held by Lloyd IV UGMA; 65,827 of such shares are held by Trust Milgrat I; and 150,633 of such shares are managed by Marli Miller.
(11)	From Schedule 13G/A dated February 10, 2009.
(12)	From Schedule 13G dated February 12, 2009.

AUDIT COMMITTEE REPORT

The information contained in this section shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically incorporate this information by reference).

The following is the report of the Audit Committee with respect to our audited financial statements for 2008 included in our Annual Report on Form 10-K for that year.

Review with Management

The Audit Committee has reviewed and discussed these audited financial statements with our management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from us.

Conclusion

Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the 2008, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Kevin Douglas
G. Bradford Jones
Lloyd I. Miller, III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Review and Ratification of Related Party Transactions

We have an informal policy requiring that all related party transactions be submitted to our Audit Committee members not involved in the transaction for review and advance approval. The Audit Committee is empowered to collect and review all material facts and all necessary data for each related party transaction. After review, the Audit Committee will only approve or ratify the transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the committee determines in good faith.

Transactions with Mr. Ananda

Under our initial agreements with Mr. Ananda, we own all of the intellectual property developed by Mr. Ananda during the course of his employment and all of the intellectual property he developed for us before his formal employment began. Mr. Ananda resigned as our Chief Executive Officer on January 1, 1999. In May 1999, we entered into a separation agreement and a license agreement with Mr. Ananda to formalize his resignation and to redefine his intellectual property rights. The new license agreement reaffirms our ownership of the intellectual property invented by Mr. Ananda prior to and during his employment. In addition, the license agreement clarifies and narrows Mr. Ananda’s field of use restrictions to limit his license to a few narrowly defined electronic commerce applications that do not compete with our Internet postage service.

Indemnification of Directors and Officers

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we entered into separate indemnification agreements with certain of our directors and officers. These agreements require us, among other things, to indemnify our directors and officers against expenses (including attorneys’ fees), judgments, fines and settlements paid by those individuals in connection with any action, suit or proceeding arising out of their status or service as our director or officer (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based solely on a review of copies of reports filed with the Securities and Exchange Commission under Section 16(a) and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors, executive officers and greater-than-10% stockholders filed all required reports on a timely basis during 2008.

OTHER MATTERS

Other Matters to Be Presented for Voting at the Annual Meeting

We know of no other matters that will be presented for consideration for voting at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to other matters is granted by the execution of the enclosed proxy, unless you specifically withhold that power.

Annual Report

A copy of our annual report for 2008 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material. Our annual report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange

Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission.

Form 10-K

We filed an annual report on Form 10-K for 2008 with the Securities and Exchange Commission on March 13, 2009. You may obtain a copy of that report, without charge, by writing to Investor Relations at Stamps.com Inc., 12959 Coral Tree Place, Los Angeles, CA 90066-7020, or you can access copies of all our Securities and Exchange Commission filings on our website at http://investor.stamps.com/edgar.cfm.

ANNEX A
(Selected Compensation Peer Groups)

The following list of companies is those included among our compensation peer groups used for our 2009 Compensation Decisions (all data from Equilar as of March 27, 2009).

•	For our CEO:

Company

ACTUATE CORP

ARCSIGHT INC

ART TECHNOLOGY GROUP INC

BANKRATE INC

BOTTOMLINE TECHNOLOGIES INC

DEMANDTEC, INC.

DOUBLE-TAKE SOFTWARE, INC.

HIRERIGHT INC

INFOSPACE INC

INTERNET BRANDS, INC.

KEYNOTE SYSTEMS INC

LOOPNET, INC.

MONOTYPE IMAGING HOLDINGS INC.

NETLOGIC MICROSYSTEMS INC

NETSUITE INC

PHASE FORWARD INC

SOURCEFIRE INC

TALEO CORP

•	For our CFO:

Company

ARCSIGHT INC

ART TECHNOLOGY GROUP INC

ATHENAHEALTH INC

BANKRATE INC

BOTTOMLINE TECHNOLOGIES INC

COGENT, INC.

COMPELLENT TECHNOLOGIES INC

COMSCORE, INC.

DEMANDTEC, INC.

DOUBLE-TAKE SOFTWARE, INC.

ENERNOC INC

HIRERIGHT INC

INTERNET BRANDS, INC.

INTERNET CAPITAL GROUP INC

KEYNOTE SYSTEMS INC

LOOPNET, INC.

MONOTYPE IMAGING HOLDINGS INC.

NAPSTER INC

NETSUITE INC

PHASE FORWARD INC

SMITH MICRO SOFTWARE INC

SOURCEFIRE INC

SUCCESSFACTORS, INC.

SYNCHRONOSS TECHNOLOGIES INC

TALEO CORP

TRAVELZOO INC

A-1

TUMBLEWEED COMMUNICATIONS CORP

VASCO DATA SECURITY INTERNATIONAL

VOCUS, INC.

•	For our Chief Marketing Officer:

Company

ACME PACKET INC

ACTUATE CORP

ART TECHNOLOGY GROUP INC

CAVIUM NETWORKS, INC.

DOUBLE-TAKE SOFTWARE, INC.

INTERNET BRANDS, INC.

RAMBUS INC

RIMAGE CORP

SMITH MICRO SOFTWARE INC

SOURCEFIRE INC

SWITCH & DATA FACILITIES COMPANY

SYNCHRONOSS TECHNOLOGIES INC

TECHWELL INC

TELECOMMUNICATION SYSTEMS INC

VOCUS, INC.

VOLTERRA SEMICONDUCTOR CORP

•	For our Vice President, Development:

Company

ACTUATE CORP

ART TECHNOLOGY GROUP INC

DATA DOMAIN, INC.

DOUBLE-TAKE SOFTWARE, INC.

HIRERIGHT INC

ISILON SYSTEMS, INC.

KEYNOTE SYSTEMS INC

MONOLITHIC POWER SYSTEMS INC

PACKETEER INC

RAMBUS INC

SUCCESSFACTORS, INC.

SUPERTEX INC

•	For our Vice President, Product Strategy & Operations:

Company

ACME PACKET INC

MELLANOX TECHNOLOGIES, LTD.

NETEZZA CORP

NETSUITE INC

PACKETEER INC

SHENANDOAH TELECOMMUNICATIONS

SHORETEL INC

SUPERTEX INC

A-2

PROXY
This Proxy is Solicited on Behalf of the Board of Directors of
STAMPS.COM INC.

Annual Meeting of Stockholders, June 25, 2009

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 25, 2009 and the Proxy Statement and appoints Kenneth McBride as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent the undersigned at the 2009 Annual Meeting of Stockholders and to vote all shares of common stock of STAMPS.COM INC. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2009 Annual Meeting of Stockholders to be held at the Radisson Hotel Los Angeles Westside, 6161 West Centinela Avenue, Culver City CA 90230-6306 on June 25, 2009 at 10:00 a.m. Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. To elect two directors to serve for a three-year term ending in the year 2012 or until their successors are duly elected and qualified;
	FOR	WITHHOLD AUTHORITY TO VOTE
G. Bradford Jones
Lloyd I. Miller

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The board of directors recommends a vote FOR the director listed above and a vote FOR the ratification of Ernst & Young LLP. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above and FOR the ratification of Ernst & Young LLP.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT          ☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING      ☐

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:	(Print name(s) on certificate)

Please sign your name:	(Authorized Signature)	Date:
	(Authorized Signature)	Date: